Exhibit 99 (a)

NASD: BOKF

For Further Information Contact:
Joseph Crivelli             Andrea Myers
Investor Relations             Corporate Communications
(918) 595-3027             (918) 588-7794

BOK Financial Reports Quarterly Earnings of $75 Million
Board of Directors Approves Increase in Quarterly Cash Dividend
and Authorizes Additional Share Buyback
TULSA, Okla. (Wednesday, October 28, 2015) - BOK Financial Corporation reported net income of $74.9 million or $1.09 per diluted share for the third quarter of 2015. Net income was $79.2 million or $1.15 per diluted share for the second quarter of 2015 and $75.6 million or $1.09 per diluted share for the third quarter of 2014.

Steven G. Bradshaw, president and chief executive officer, stated, “BOK Financial posted solid earnings in the third quarter despite lower revenue from certain fee-generating businesses. Annualized loan growth was in the mid-single digits as expected, credit quality across our loan portfolio remained strong, and we continue to carefully manage expenses. We deployed $109 million of excess capital through dividends and share buybacks while we work to identify quality acquisition targets. To that end, our board of directors has authorized a 2.4 percent increase in our quarterly dividend and a new 5 million share buyback authorization. During the third quarter, we repurchased 1.25 million shares in the open market at a weighted average price of $63.79.”
Highlights of third quarter of 2015 included:

•
Net interest revenue totaled $178.6 million for the third quarter of 2015, up $2.9 million over the second quarter of 2015. Net interest margin was 2.61 percent for the third quarter of 2015, unchanged compared to the second quarter of 2015. Average earning assets increased $203 million during the third quarter of 2015, primarily related to a $287 million increase in average loan balances.

•
Fees and commissions revenue totaled $164.7 million for the third quarter of 2015, a decrease of $7.9 million compared to the prior quarter. Brokerage and trading revenue decreased $4.4 million and mortgage banking revenue decreased $3.7 million.

•
Changes in the fair value of mortgage servicing rights, net of economic hedges, decreased pre-tax net income by $4.4 million in the third quarter of 2015 and $1.1 million in the second quarter of 2015.

•	Operating expense was $224.6 million for the third quarter, a decrease of $2.5 million compared to the previous quarter, primarily due to lower incentive compensation expense.

•
A $7.5 million provision for credit losses was recorded in the third quarter of 2015 compared to a $4.0 million provision in the second quarter of 2015. The additional provision was primarily due to credit migration and loan portfolio growth during the third quarter. Net loans charged off totaled $1.8 million in the third quarter of 2015, compared to $671 thousand in the previous quarter.

•
The combined allowance for credit losses totaled $208 million or 1.35 percent of outstanding loans at September 30, 2015 compared to $202 million or 1.34 percent of outstanding loans at June 30, 2015. The portion of the combined allowance attributed to the energy portfolio totaled 2.05 percent of outstanding energy loans at September 30, an increase from 1.74 percent of outstanding energy loans at June 30.

•
Nonperforming assets that are not guaranteed by U.S. government agencies totaled $119 million or 0.78 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at September 30, 2015 and $123 million or 0.82 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at June 30, 2015.

•
Average loans increased by $287 million over the previous quarter, primarily due to growth in commercial real estate loans. Commercial and personal loans also grew over the previous quarter. Period-end outstanding loan balances also increased $243 million to $15.4 billion at September 30, 2015.

•
Average deposits decreased $401 million compared to the previous quarter, primarily due to a decrease in interest-bearing transaction accounts and time deposits. Period-end deposits were $20.6 billion at September 30, 2015, a decrease of $440 million from June 30, 2015.

•
New regulatory capital rules were effective for BOK Financial on January 1, 2015 and components of these rules will phase in through January 1, 2019. The new capital rules establish a 7 percent threshold for the common equity Tier 1 capital ratio. The common equity Tier 1 capital ratio at September 30 was 12.78 percent. Other ratios measured under the new regulatory capital rules were Tier 1 capital ratio, 12.78 percent, total capital ratio, 13.89 percent and leverage ratio, 9.55 percent. At June 30, 2015, the common equity Tier 1 capital ratio was 13.01 percent, the Tier 1 capital ratio was 13.01 percent, total capital ratio was 14.11 percent, and leverage ratio was 9.75 percent.

•
The company paid a regular quarterly cash dividend of $29 million or $0.42 per common share during the third quarter of 2015. On October 27, 2015, the board of directors approved an increase in the quarterly cash dividend to $0.43 per common share payable on or about November 27, 2015 to shareholders of record as of November 13, 2015.

•
The company repurchased 1,258,348 common shares at an average price of $63.79 per share during the third quarter of 2015, completing the existing board approval for share repurchases. No shares were repurchased during the second quarter of 2015. On October 27, 2015, the board of directors authorized the Company to purchase up to five million additional common shares, subject to market conditions, securities law and other regulatory compliance limitations.

Net Interest Revenue
Net interest revenue was $178.6 million for the third quarter of 2015, up $2.9 million over the second quarter of 2015.
Net interest margin was 2.61 percent for the third quarter of 2015, unchanged compared to the second quarter of 2015. The yield on average earning assets was 2.83 percent, a decrease of 1 basis point compared to the prior quarter. The loan portfolio yield decreased 11 basis points compared to the previous quarter to 3.54 percent. The second quarter of 2015 included a 6 basis point benefit from $2.3 million of nonaccrual interest recoveries. Competitive loan pricing and low interest rates continue to impact loan yields. The yield on the available for sale securities portfolio increased 7 basis points to 2.01 percent. Funding costs were 0.32 percent, down 3 basis points compared to the prior quarter.
Average earning assets increased $203 million during the third quarter of 2015, primarily related to a $287 million increase in average loan portfolio balances. Trading securities, interest-bearing cash and cash equivalents and restricted equity securities also increased over the prior quarter, partially offset by a decrease in the average balance of loans held for sale. The average balance of the available for sale securities portfolio decreased by $121 million during the quarter. Average deposit balances decreased $401 million compared to the second quarter of 2015. The average balance of borrowed funds increased $684 million. The average balance of subordinated debentures decreased $82 million related to the impact of $122 million of fixed rate subordinated debt that matured on June 1, 2015.
Fees and Commissions Revenue
Fees and commissions revenue totaled $164.7 million for the third quarter of 2015, a decrease of $7.9 million compared to the second quarter of 2015.
Brokerage and trading revenue totaled $31.6 million, a decrease of $4.4 million compared to the prior quarter. Investment banking revenue, including loan syndication and underwriting fees, decreased $2.5 million primarily due to the timing and volume of transactions completed. Customer hedging revenue decreased $2.4 million primarily due to programs provided to our mortgage banking customers. Securities trading revenue increased $303 thousand and retail brokerage fees were up $113 thousand.
Mortgage banking revenue totaled $33.2 million for the third quarter of 2015, a decrease of $3.7 million compared to the second quarter of 2015. Revenue from mortgage loan production decreased $4.4 million. Increased average mortgage interest rates reduced mortgage production volume. Total mortgage loans originated during the third quarter decreased $214 million or 12 percent compared to the previous quarter and outstanding mortgage loan commitments at September 30 decreased $107 million or 13 percent from June 30. In addition, mortgage production revenue decreased due to a shift toward lower-margin correspondent lending.
Deposit service charges and fees grew by $1.3 million to $23.6 million for the third quarter, primarily due to increased overdraft fees. Fiduciary and asset management revenue decreased $1.9 million to $30.8 million for the third quarter, primarily due to the seasonal timing of tax service fees which were recognized in the previous quarter and a decrease in the fair value of assets under management.

Operating Expense
Total operating expense was $224.6 million for the third quarter of 2015, a decrease of $2.5 million compared to the second quarter of 2015.
Personnel costs decreased by $3.6 million compared to the second quarter of 2015. Incentive compensation expense decreased $2.7 million and payroll tax expense decreased $1.6 million. Regular compensation expense increased $1.1 million.
Non-personnel expense increased $1.1 million compared to the second quarter of 2015. Non-personnel expense included a $2.6 million charge to settle litigation and a $796 thousand contribution to the BOKF Foundation. Additionally, mortgage banking expense increased $1.2 million and business promotion expense decreased $1.8 million.
Loans, Deposits and Capital
Loans
Outstanding loans were $15.4 billion at September 30, 2015, an increase of $243 million over the previous quarter, primarily due to growth in commercial real estate balances. Personal loan balances grew over the prior quarter, partially offset by a decrease in residential mortgage loan balances.
Outstanding commercial loan balances were largely unchanged compared to June 30, 2015. Healthcare sector loans grew by $96 million, other commercial and industrial loans increased $60 million and service sector loans increased by $25 million over the prior quarter. Wholesale/retail sector loans decreased $72 million. Energy loan balances decreased $64 million compared to June 30, 2015. Unfunded energy loan commitments increased by $147 million during the third quarter to $2.7 billion. All other unfunded commercial loan commitments totaled $4.1 billion at September 30, 2015, a decrease of $80 million compared to June 30, 2015.
Commercial real estate loans grew by $202 million or 7 percent over June 30, 2015. Retail sector loan balances increased $81 million and loans secured by industrial facilities grew by $76 million. Loans secured by office buildings increased $63 million and multifamily residential loans increased $47 million. This growth was partially offset by a $71 million decrease in other commercial real estate balances. Unfunded commercial real estate loan commitments totaled $941 million at September 30, 2015, an increase of $129 million over June 30, 2015.

Norm Bagwell, executive vice president, regional banks, stated, “Loan growth in the third quarter was in line with our expectations, as economic conditions and deal flow remained solid across the footprint. Arizona and Texas continued their recent strong growth track record while our Kansas City market also posted double-digit annualized loan growth for the second consecutive quarter.”

Stacy Kymes, executive vice president, corporate banking, added, “Energy loans outstanding were lower in the third quarter, in line with our expectations; however, healthcare and commercial real estate grew at a double digit rate. Credit quality remains strong, as nonaccrual loans and nonperforming assets were both down on a sequential basis. Also as expected, we are seeing some continued credit migration in our energy book. However, we continue to believe that we are appropriately reserved for losses in the portfolio.”

Deposits
Deposits totaled $20.6 billion at September 30, 2015, a decrease of $440 million compared to June 30, 2015. Demand deposit balances decreased $115 million, interest-bearing transaction deposits decreased $201 million and time deposits decreased $126 million. Among the lines of business, Wealth Management deposits decreased $203 million and Commercial Banking deposits decreased $156 million compared to June 30. Consumer Banking deposits increased $38 million.
Capital
New regulatory capital rules were effective for BOK Financial on January 1, 2015 and established a 7 percent threshold for the common equity Tier 1 ratio. The Company's common equity Tier 1 capital ratio was 12.78 percent at September 30, 2015. In addition, the Company's Tier 1 capital ratio was 12.78 percent, total capital ratio was 13.89 percent and leverage ratio was 9.55 percent at September 30, 2015. At June 30, 2015, the Company's common equity Tier 1 capital ratio was 13.01 percent, Tier 1 capital ratio was 13.01 percent, total capital ratio was 14.11 percent, and leverage ratio was 9.75 percent.
In addition, the Company's tangible common equity ratio, a non-GAAP measure, was 9.78 percent at September 30, 2015 and 9.72 percent at June 30, 2015. The tangible common equity ratio is primarily based on total shareholders' equity which includes unrealized gains and losses on available for sale securities. The Company has elected to exclude unrealized gains and losses from available for sale securities from its calculation of Tier 1 capital for regulatory capital purposes, consistent with the treatment under the previous capital rules.
Credit Quality
Nonperforming assets totaled $204 million or 1.33 percent of outstanding loans and repossessed assets at September 30, 2015 compared to $209 million or 1.38 percent at June 30, 2015. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $119 million or 0.78 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at September 30, 2015 and $123 million or 0.82 percent at June 30, 2015, a decrease of $4.1 million.
Nonaccruing loans totaled $89 million or 0.58 percent of outstanding loans at September 30, 2015, compared to $91 million or 0.60 percent of outstanding loans at June 30, 2015. An $11 million increase in nonaccruing energy loans was largely offset by a $9.2 million decrease in nonaccruing commercial real estate loans. Overall, new nonaccruing loans identified in the third quarter totaled $23 million, offset by $12 million in payments received, $6.4 million in foreclosures and repossessions and $5.3 million in charge-offs. At September 30, 2015, nonaccruing commercial loans totaled $34 million or 0.34 percent of outstanding commercial loans, nonaccruing commercial real estate loans totaled $11 million or 0.34 percent of outstanding commercial real estate loans and nonaccruing residential mortgage loans totaled $44 million or 2.36 percent of outstanding residential mortgage loans.
Potential problem loans, which are defined as performing loans that based on known information cause management concern as to the borrowers' ability to continue to perform, decreased to $120 million at September 30 from $181 million at June 30. The decrease largely resulted from $64 million of payments received during the third quarter. Potential problem energy loans decreased to $96 million from $124 million.

Net loans charged off totaled $1.8 million for the third quarter of 2015, compared to $671 thousand for the second quarter of 2015. Gross charge-offs totaled $5.3 million for the third quarter, compared to $2.9 million for the previous quarter. Recoveries totaled $3.5 million for the third quarter of 2015 and $2.2 million for the second quarter of 2015.
After evaluating all credit factors, the Company recorded a $7.5 million provision for credit losses during the third quarter of 2015, primarily due to credit migration in the energy portfolio and loan portfolio growth. The Company recorded a $4.0 million provision for credit losses in the previous quarter.
The combined allowance for credit losses totaled $208 million or 1.35 percent of outstanding loans and 232 percent of nonaccruing loans at September 30, 2015. The allowance for loan losses was $204 million and the accrual for off-balance sheet credit losses was $3.6 million. The portion of the combined allowance attributed to the energy portfolio totaled 2.05 percent of outstanding energy loans at September 30, an increase from 1.74 percent of outstanding energy loans at June 30.
Real estate and other repossessed assets totaled $33 million at September 30, 2015, primarily consisting of $16 million of one-to-four family residential properties and $11 million of developed commercial real estate properties.
Securities and Derivatives
The fair value of the available for sale securities portfolio totaled $8.8 billion at September 30, 2015, a decrease of $199 million compared to June 30, 2015. At September 30, 2015, the available for sale portfolio consisted primarily of $5.8 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $2.7 billion of commercial mortgage-backed securities fully backed by U.S. government agencies.
At September 30, 2015 the available for sale securities portfolio had a net unrealized gain of $145 million compared to a net unrealized gain of $89 million at June 30, 2015 primarily due to changes in interest rates during the quarter. Net unrealized gains on residential mortgage-backed securities issued by U.S. government agencies at September 30, 2015 increased $26 million during the third quarter to $105 million. Commercial mortgage-backed securities had a net unrealized gain of $27 million at September 30, 2015, compared to a net unrealized loss of $4.1 million at June 30, 2015.
In the third quarter of 2015, the Company recognized a $2.2 million net gain from the sale of $451 million of available for sale securities. Securities were sold either because they had reached their expected maximum potential return or to move into securities that will perform better in the current rate environment. The Company recognized $3.4 million of net gains from sales of $379 million of available for sale securities in the second quarter of 2015.
The Company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts designated as an economic hedge of the changes in the fair value of our mortgage servicing rights. The fair value of mortgage servicing rights decreased by $11.8 million during the third quarter of 2015, primarily due to a decrease in the short-term escrow earnings rates and a decrease in the period-end 30 year mortgage interest rates at September 30 compared to June 30. The value of securities and interest rate derivative contracts held as an economic hedge increased by $7.4 million during the quarter. The fair value of mortgage servicing rights, net of economic hedges, decreased $1.1 million in the second quarter of 2015, primarily due to changes in interest rates partially offset by increased mortgage servicing costs.

Conference Call and Webcast

The Company will hold a conference call at 9 a.m. central time on Wednesday, October 28, 2015 to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at www.bokf.com. The conference call can also be accessed by dialing 1-412-902-6611. A conference call and webcast replay will also be available shortly after conclusion of the live call at www.bokf.com or by dialing 1-412-317-0088 and referencing conference ID # 10074072.

About BOK Financial Corporation
BOK Financial Corporation is a $31 billion regional financial services company based in Tulsa, Oklahoma. The Company's stock is publicly traded on NASDAQ under the Global Select market listings (symbol: BOKF). BOK Financial's holdings include BOKF, NA, BOSC, Inc. and The Milestone Group, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management, MBM Advisors and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Bank of Kansas City, Bank of Oklahoma, Bank of Texas and Colorado State Bank and Trust. Through its subsidiaries, the Company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The Company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of September 30, 2015 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses involve judgments as to future events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to (1) the ability to fully realize expected cost savings from mergers within the expected time frames, (2) the ability of other companies on which BOK Financial relies to provide goods and services in a timely and accurate manner, (3) changes in interest rates and interest rate relationships, (4) demand for products and services, (5) the degree of competition by traditional and nontraditional competitors, (6) changes in banking regulations, tax laws, prices, levies and assessments, (7) the impact of technological advances and (8) trends in consumer behavior as well as their ability to repay loans. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014
ASSETS
Cash and due from banks	$489,268	$443,577	$557,658
Interest-bearing cash and cash equivalents	1,830,105	2,119,072	2,007,901
Trading securities	181,131	158,209	169,712
Investment securities	612,384	625,664	655,091
Available for sale securities	8,801,089	9,000,117	9,306,886
Fair value option securities	427,760	436,324	175,761
Restricted equity securities	263,587	231,520	189,587
Residential mortgage loans held for sale	357,414	502,571	373,253
Loans:
Commercial	9,797,422	9,775,721	8,572,038
Commercial real estate	3,235,067	3,033,497	2,724,199
Residential mortgage	1,868,995	1,884,728	1,979,663
Personal	465,957	430,190	407,839
Total loans	15,367,441	15,124,136	13,683,739
Allowance for loan losses	(204,116)	(201,087)	(191,244)
Loans, net of allowance	15,163,325	14,923,049	13,492,495
Premises and equipment, net	294,669	284,238	275,718
Receivables	151,451	149,629	114,374
Goodwill	385,461	385,454	377,780
Intangible assets, net	44,999	46,061	35,476
Mortgage servicing rights	200,049	198,694	173,286
Real estate and other repossessed assets, net	33,116	35,499	97,871
Derivative contracts, net	726,159	630,435	360,809
Cash surrender value of bank-owned life insurance	300,981	298,606	291,583
Receivable on unsettled securities sales	30,009	8,693	94,881
Other assets	273,948	248,151	354,898
TOTAL ASSETS	$30,566,905	$30,725,563	$29,105,020

LIABILITIES AND EQUITY
Deposits:
Demand	$8,041,767	$8,156,401	$8,038,129
Interest-bearing transaction	9,698,849	9,899,777	9,244,709
Savings	380,296	379,172	341,638
Time	2,498,531	2,624,379	2,664,580
Total deposits	20,619,443	21,059,729	20,289,056
Funds purchased	62,297	64,677	85,135
Repurchase agreements	555,677	712,033	1,026,009
Other borrowings	4,635,150	4,332,162	3,484,487
Subordinated debentures	226,314	226,278	347,936
Accrued interest, taxes and expense	158,048	124,568	100,664
Due on unsettled securities purchases	98,351	37,571	8,126
Derivative contracts, net	636,115	620,277	348,687
Other liabilities	159,348	135,435	137,608
TOTAL LIABILITIES	27,150,743	27,312,730	25,827,708
Shareholders' equity:
Capital, surplus and retained earnings	3,291,450	3,323,840	3,219,798
Accumulated other comprehensive income	85,776	51,792	23,295
TOTAL SHAREHOLDERS' EQUITY	3,377,226	3,375,632	3,243,093
Non-controlling interests	38,936	37,201	34,219
TOTAL EQUITY	3,416,162	3,412,833	3,277,312
TOTAL LIABILITIES AND EQUITY	$30,566,905	$30,725,563	$29,105,020

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014
ASSETS
Interest-bearing cash and cash equivalents	$2,038,611	$2,002,456	$2,089,546	$2,090,176	$1,217,942
Trading securities	179,098	127,391	140,968	164,502	107,909
Investment securities	616,091	628,489	642,825	650,911	641,375
Available for sale securities	8,942,261	9,063,006	9,101,464	9,161,901	9,526,727
Fair value option securities	429,951	435,294	404,775	221,773	180,268
Restricted equity securities	255,610	221,911	179,385	182,737	142,418
Residential mortgage loans held for sale	401,359	464,269	348,054	321,746	310,924
Loans:
Commercial	9,685,768	9,634,306	9,308,307	8,886,952	8,468,575
Commercial real estate	3,198,200	2,989,615	2,909,565	2,665,547	2,691,318
Residential mortgage	1,847,696	1,857,464	1,909,998	1,904,777	1,955,769
Personal	460,647	423,967	426,712	424,729	402,916
Total loans	15,192,311	14,905,352	14,554,582	13,882,005	13,518,578
Allowance for loan losses	(202,829)	(198,400)	(194,948)	(190,787)	(191,141)
Total loans, net	14,989,482	14,706,952	14,359,634	13,691,218	13,327,437
Total earning assets	27,852,463	27,649,768	27,266,651	26,484,964	25,455,000
Cash and due from banks	487,283	492,737	513,734	528,595	493,200
Derivative contracts, net	669,264	475,687	447,565	352,565	288,682
Cash surrender value of bank-owned life insurance	299,424	297,022	294,803	292,411	290,044
Receivable on unsettled securities sales	64,591	94,374	99,706	69,109	63,277
Other assets	1,396,708	1,454,484	1,348,245	1,404,553	1,525,354
TOTAL ASSETS	$30,769,733	$30,464,072	$29,970,704	$29,132,197	$28,115,557

LIABILITIES AND EQUITY
Deposits:
Demand	$7,994,607	$7,996,717	$7,885,485	$7,974,165	$7,800,350
Interest-bearing transaction	9,760,839	10,063,589	10,338,396	9,730,564	9,473,575
Savings	379,828	381,833	365,835	346,132	342,488
Time	2,557,874	2,651,820	2,659,323	2,647,147	2,610,561
Total deposits	20,693,148	21,093,959	21,249,039	20,698,008	20,226,974
Funds purchased	70,281	63,312	69,730	71,728	320,817
Repurchase agreements	672,085	773,977	1,000,839	996,308	1,027,206
Other borrowings	4,779,981	4,001,479	3,084,214	3,021,094	2,333,961
Subordinated debentures	226,296	307,903	348,007	347,960	347,914
Derivative contracts, net	597,908	455,431	418,848	321,367	270,998
Due on unsettled securities purchases	90,135	151,369	205,096	137,566	124,952
Other liabilities	240,704	235,173	243,370	228,021	214,306
TOTAL LIABILITIES	27,370,538	27,082,603	26,619,143	25,822,052	24,867,128
Total equity	3,399,195	3,381,469	3,351,561	3,310,145	3,248,429
TOTAL LIABILITIES AND EQUITY	$30,769,733	$30,464,072	$29,970,704	$29,132,197	$28,115,557

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept. 30,		Sept. 30,
	2015	2014	2015	2014

Interest revenue	$193,664	$183,868	$570,046	$545,619
Interest expense	15,028	17,077	47,953	50,089
Net interest revenue	178,636	166,791	522,093	495,530
Provision for credit losses	7,500	—	11,500	—
Net interest revenue after provision for credit losses	171,136	166,791	510,593	495,530
Other operating revenue:
Brokerage and trading revenue	31,582	35,263	99,301	103,835
Transaction card revenue	32,514	31,578	96,302	92,222
Fiduciary and asset management revenue	30,807	29,738	94,988	85,003
Deposit service charges and fees	23,606	22,508	67,618	68,330
Mortgage banking revenue	33,170	26,814	109,336	78,988
Bank-owned life insurance	2,360	2,326	6,956	6,706
Other revenue	10,618	10,320	28,694	28,380
Total fees and commissions	164,657	158,547	503,195	463,464
Gain on other assets, net	1,161	1,422	3,373	2,615
Gain (loss) on derivatives, net	1,283	(93)	1,162	1,706
Gain (loss) on fair value option securities, net	5,926	(332)	443	6,504
Change in fair value of mortgage servicing rights	(11,757)	5,281	(12,269)	(5,624)
Gain on available for sale securities, net	2,166	146	9,926	1,390
Total other-than-temporary impairment losses	—	—	(781)	—
Portion of loss recognized in other comprehensive income	—	—	689	—
Net impairment losses recognized in earnings	—	—	(92)	—
Total other operating revenue	163,436	164,971	505,738	470,055
Other operating expense:
Personnel	129,062	123,043	390,305	351,190
Business promotion	5,922	6,160	19,435	19,151
Charitable contributions to BOKF Foundation	796	—	796	2,420
Professional fees and services	10,147	14,763	29,766	33,382
Net occupancy and equipment	18,689	18,892	56,660	54,577
Insurance	4,864	4,793	14,960	13,801
Data processing and communications	31,228	29,971	93,311	86,177
Printing, postage and supplies	3,376	3,380	10,390	10,350
Net losses and operating expenses of repossessed assets	267	4,966	1,103	7,516
Amortization of intangible assets	1,089	1,100	3,269	2,865
Mortgage banking costs	8,587	7,734	25,325	19,328
Other expense	10,601	7,032	26,686	20,888
Total other operating expense	224,628	221,834	672,006	621,645

Net income before taxes	109,944	109,928	344,325	343,940
Federal and state income taxes	34,128	33,802	113,142	114,042

Net income	75,816	76,126	231,183	229,898
Net income attributable to non-controlling interests	925	494	2,219	1,781
Net income attributable to BOK Financial Corporation shareholders	$74,891	$75,632	$228,964	$228,117

Average shares outstanding:
Basic	67,668,076	68,455,866	68,004,508	68,364,549
Diluted	67,762,483	68,609,765	68,104,017	68,520,591

Net income per share:
Basic	$1.09	$1.09	$3.33	$3.30
Diluted	$1.09	$1.09	$3.32	$3.29

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014
Capital:
Period-end shareholders' equity	$3,377,226	$3,375,632	$3,357,161	$3,302,179	$3,243,093
Risk weighted assets	$22,706,537	$22,533,295	$22,053,246	$21,290,908	$20,491,089
Risk-based capital ratios[1]:
Common equity tier 1	12.78%	13.01%	13.07%	N/A	N/A
Tier 1	12.78%	13.01%	13.07%	13.33%	13.72%
Total capital	13.89%	14.11%	14.39%	14.66%	15.11%
Leverage ratio	9.55%	9.75%	9.74%	9.96%	10.22%
Tangible common equity ratio[2]	9.78%	9.72%	9.86%	10.08%	9.86%

Common stock:
Book value per share	$49.88	$48.96	$48.71	$47.78	$46.77
Market value per share:
High	$70.26	$71.66	$61.78	$68.69	$69.56
Low	$57.04	$59.59	$52.63	$56.87	$63.36
Cash dividends paid	$28,766	$28,841	$28,952	$29,114	$27,705
Dividend payout ratio	38.41%	36.40%	38.68%	45.27%	36.63%
Shares outstanding, net	67,713,031	68,945,139	68,922,314	69,113,736	69,344,082
Stock buy-back program:
Shares repurchased	1,258,348	—	502,156	200,000	—
Amount	$80,276	$—	$29,484	$12,337	$—
Average price per share	$63.79	$—	$58.71	$61.68	$—

Performance ratios (quarter annualized):
Return on average assets	0.97%	1.04%	1.01%	0.88%	1.07%
Return on average equity	8.84%	9.50%	9.15%	7.79%	9.34%
Net interest margin	2.61%	2.61%	2.55%	2.61%	2.67%
Efficiency ratio	64.34%	64.21%	64.91%	67.95%	67.18%

[1]       Risk-based capital ratios March 31, 2015 and thereafter calculated under revised regulatory capital rules issued July 2013 and effective for the Company January 1, 2015. Previous risk-based capital ratios presented are calculated in accordance with then current regulatory capital rules.

Reconciliation of non-GAAP measures:
[2] Tangible common equity ratio:
Total shareholders' equity	$3,377,226	$3,375,632	$3,357,161	$3,302,179	$3,243,093
Less: Goodwill and intangible assets, net	430,460	431,515	411,066	412,156	413,256
Tangible common equity	$2,946,766	$2,944,117	$2,946,095	$2,890,023	$2,829,837

Total assets	$30,566,905	$30,725,563	$30,299,978	$29,089,698	$29,105,020
Less: Goodwill and intangible assets, net	430,460	431,515	411,066	412,156	413,256
Tangible assets	$30,136,445	$30,294,048	$29,888,912	$28,677,542	$28,691,764

Tangible common equity ratio	9.78%	9.72%	9.86%	10.08%	9.86%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014
Other data:
Fiduciary assets	$37,780,669	$38,772,018	$37,511,746	$35,997,877	$34,020,442
Tax equivalent adjustment	$3,244	$3,035	$2,956	$2,859	$2,739
Net unrealized gain on available for sale securities	$144,884	$89,158	$152,107	$96,955	$42,935

Mortgage banking:
Mortgage servicing portfolio	$18,928,726	$17,979,623	$16,937,128	$16,162,887	$15,499,653
Mortgage commitments	$742,742	$849,619	$824,036	$627,505	$638,925
Mortgage loans funded for sale	$1,614,225	$1,828,230	$1,565,016	$1,264,269	$1,394,211
Mortgage loan refinances to total fundings	30%	40%	56%	37%	26%
Mortgage loans sold	$1,778,099	$1,861,968	$1,382,042	$1,350,529	$1,369,295

Net realized gains on mortgage loans sold	$18,968	$23,856	$17,251	$17,671	$17,100
Change in net unrealized gain on mortgage loans held for sale	(251)	(743)	8,789	(482)	(2,407)
Total production revenue	18,717	23,113	26,040	17,189	14,693
Servicing revenue	14,453	13,733	13,280	12,916	12,121
Total mortgage banking revenue	$33,170	$36,846	$39,320	$30,105	$26,814

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$1,460	$(1,005)	$911	$1,070	$(93)
Gain (loss) on fair value option securities, net	5,926	(8,130)	2,647	3,685	(341)
Gain (loss) on economic hedge of mortgage servicing rights	7,386	(9,135)	3,558	4,755	(434)
Gain (loss) on changes in fair value of mortgage servicing rights	(11,757)	8,010	(8,522)	(10,821)	5,281
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges	$(4,371)	$(1,125)	$(4,964)	$(6,066)	$4,847

Net interest revenue on fair value option securities	$2,140	$1,985	$1,739	$912	$830

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014

Interest revenue	$193,664	$191,813	$184,569	$186,620	$183,868
Interest expense	15,028	16,082	16,843	16,956	17,077
Net interest revenue	178,636	175,731	167,726	169,664	166,791
Provision for credit losses	7,500	4,000	—	—	—
Net interest revenue after provision for credit losses	171,136	171,731	167,726	169,664	166,791
Other operating revenue:
Brokerage and trading revenue	31,582	36,012	31,707	30,602	35,263
Transaction card revenue	32,514	32,778	31,010	31,467	31,578
Fiduciary and asset management revenue	30,807	32,712	31,469	30,649	29,738
Deposit service charges and fees	23,606	22,328	21,684	22,581	22,508
Mortgage banking revenue	33,170	36,846	39,320	30,105	26,814
Bank-owned life insurance	2,360	2,398	2,198	2,380	2,326
Other revenue	10,618	9,473	8,603	10,071	10,320
Total fees and commissions	164,657	172,547	165,991	157,855	158,547
Gain on other assets, net	1,161	1,457	755	338	1,422
Gain (loss) on derivatives, net	1,283	(1,032)	911	1,070	(93)
Gain (loss) on fair value option securities, net	5,926	(8,130)	2,647	3,685	(332)
Change in fair value of mortgage servicing rights	(11,757)	8,010	(8,522)	(10,821)	5,281
Gain on available for sale securities, net	2,166	3,433	4,327	149	146
Total other-than-temporary impairment losses	—	—	(781)	(373)	—
Portion of loss recognized in other comprehensive income	—	—	689	—	—
Net impairment losses recognized in earnings	—	—	(92)	(373)	—
Total other operating revenue	163,436	176,285	166,017	151,903	164,971
Other operating expense:
Personnel	129,062	132,695	128,548	125,741	123,043
Business promotion	5,922	7,765	5,748	7,498	6,160
Charitable contributions to BOKF Foundation	796	—	—	1,847	—
Professional fees and services	10,147	9,560	10,059	11,058	14,763
Net occupancy and equipment	18,689	18,927	19,044	22,655	18,892
Insurance	4,864	5,116	4,980	4,777	4,793
Data processing and communications	31,228	31,463	30,620	30,872	29,971
Printing, postage and supplies	3,376	3,553	3,461	3,168	3,380
Net losses (gains) and operating expenses of repossessed assets	267	223	613	(1,497)	4,966
Amortization of intangible assets	1,089	1,090	1,090	1,100	1,100
Mortgage banking costs	8,587	7,419	9,319	10,553	7,734
Other expense	10,601	9,302	6,783	8,105	7,032
Total other operating expense	224,628	227,113	220,265	225,877	221,834
Net income before taxes	109,944	120,903	113,478	95,690	109,928
Federal and state income taxes	34,128	40,630	38,384	30,109	33,802
Net income	75,816	80,273	75,094	65,581	76,126
Net income attributable to non-controlling interests	925	1,043	251	1,263	494
Net income attributable to BOK Financial Corporation shareholders	$74,891	$79,230	$74,843	$64,318	$75,632

Average shares outstanding:
Basic	67,668,076	68,096,341	68,254,780	68,481,630	68,455,866
Diluted	67,762,483	68,210,353	68,344,886	68,615,808	68,609,765
Net income per share:
Basic	$1.09	$1.15	$1.08	$0.93	$1.09
Diluted	$1.09	$1.15	$1.08	$0.93	$1.09

LOANS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014
Commercial:
Energy	$2,838,167	$2,902,143	$2,902,994	$2,860,428	$2,551,699
Services	2,706,624	2,681,126	2,592,876	2,391,530	2,339,951
Wholesale/retail	1,461,936	1,533,730	1,405,800	1,440,015	1,421,107
Manufacturing	555,677	579,549	560,925	532,594	479,543
Healthcare	1,741,680	1,646,025	1,511,177	1,454,969	1,382,399
Other commercial and industrial	493,338	433,148	417,391	416,134	397,339
Total commercial	9,797,422	9,775,721	9,391,163	9,095,670	8,572,038

Commercial real estate:
Residential construction and land development	153,510	148,574	139,152	143,591	175,228
Retail	769,449	688,447	658,860	666,889	611,265
Office	626,151	563,085	513,862	415,544	438,909
Multifamily	758,658	711,333	749,986	704,298	739,757
Industrial	563,871	488,054	478,584	428,817	371,426
Other commercial real estate	363,428	434,004	395,020	369,011	387,614
Total commercial real estate	3,235,067	3,033,497	2,935,464	2,728,150	2,724,199

Residential mortgage:
Permanent mortgage	937,664	946,324	964,264	969,951	991,107
Permanent mortgages guaranteed by U.S. government agencies	192,712	190,839	200,179	205,950	198,488
Home equity	738,619	747,565	762,556	773,611	790,068
Total residential mortgage	1,868,995	1,884,728	1,926,999	1,949,512	1,979,663

Personal	465,957	430,190	430,510	434,705	407,839

Total	$15,367,441	$15,124,136	$14,684,136	$14,208,037	$13,683,739

Certain commercial loans previously classified as Services in the prior periods have been reclassified to Wholesale / Retail to conform with current classification guidelines.

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014

Bank of Oklahoma:
Commercial	$3,514,391	$3,529,406	$3,276,553	$3,142,689	$3,106,264
Commercial real estate	677,372	614,995	612,639	603,610	592,865
Residential mortgage	1,405,235	1,413,690	1,442,340	1,467,096	1,481,264
Personal	185,463	190,909	205,496	206,115	193,207
Total Bank of Oklahoma	5,782,461	5,749,000	5,537,028	5,419,510	5,373,600

Bank of Texas:
Commercial	3,752,193	3,738,742	3,709,467	3,549,128	3,169,458
Commercial real estate	1,257,741	1,158,056	1,130,973	1,027,817	1,046,322
Residential mortgage	222,395	228,683	237,985	235,948	247,117
Personal	194,051	156,260	149,827	154,363	148,965
Total Bank of Texas	5,426,380	5,281,741	5,228,252	4,967,256	4,611,862

Bank of Albuquerque:
Commercial	368,027	392,362	388,005	383,439	378,663
Commercial real estate	312,953	291,953	296,696	296,358	313,905
Residential mortgage	121,232	123,376	127,326	127,999	130,045
Personal	10,477	11,939	12,095	10,899	11,714
Total Bank of Albuquerque	812,689	819,630	824,122	818,695	834,327

Bank of Arkansas:
Commercial	76,044	99,086	91,485	95,510	74,866
Commercial real estate	82,225	85,997	87,034	88,301	96,874
Residential mortgage	8,063	6,999	6,807	7,261	7,492
Personal	4,921	5,189	5,114	5,169	5,508
Total Bank of Arkansas	171,253	197,271	190,440	196,241	184,740

Colorado State Bank & Trust:
Commercial	1,029,694	1,019,454	1,008,316	977,961	957,917
Commercial real estate	229,835	229,721	209,272	194,553	190,812
Residential mortgage	50,138	54,135	55,925	57,119	56,705
Personal	30,683	30,373	27,792	27,918	24,812
Total Colorado State Bank & Trust	1,340,350	1,333,683	1,301,305	1,257,551	1,230,246

Bank of Arizona:
Commercial	608,235	572,477	519,767	547,524	500,208
Commercial real estate	482,918	472,061	432,269	355,140	316,698
Residential mortgage	41,722	37,493	36,161	35,872	39,256
Personal	17,609	12,875	12,394	12,883	11,201
Total Bank of Arizona	1,150,484	1,094,906	1,000,591	951,419	867,363

Bank of Kansas City:
Commercial	448,838	424,194	397,570	399,419	384,662
Commercial real estate	192,023	180,714	166,581	162,371	166,723
Residential mortgage	20,210	20,352	20,455	18,217	17,784
Personal	22,753	22,645	17,792	17,358	12,432
Total Bank of Kansas City	683,824	647,905	602,398	597,365	581,601

TOTAL BOK FINANCIAL	$15,367,441	$15,124,136	$14,684,136	$14,208,037	$13,683,739

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014
Bank of Oklahoma:
Demand	$3,834,145	$4,068,088	$3,982,534	$3,828,819	$3,915,560
Interest-bearing:
Transaction	5,783,258	6,018,381	6,199,468	6,117,886	5,450,692
Savings	225,580	225,694	227,855	206,357	201,690
Time	1,253,137	1,380,566	1,372,250	1,301,194	1,292,738
Total interest-bearing	7,261,975	7,624,641	7,799,573	7,625,437	6,945,120
Total Bank of Oklahoma	11,096,120	11,692,729	11,782,107	11,454,256	10,860,680

Bank of Texas:
Demand	2,689,493	2,565,234	2,511,032	2,639,732	2,636,713
Interest-bearing:
Transaction	1,996,223	2,020,817	2,062,063	2,065,723	2,020,737
Savings	74,674	74,373	76,128	72,037	66,798
Time	554,106	536,844	547,371	547,316	569,929
Total interest-bearing	2,625,003	2,632,034	2,685,562	2,685,076	2,657,464
Total Bank of Texas	5,314,496	5,197,268	5,196,594	5,324,808	5,294,177

Bank of Albuquerque:
Demand	520,785	508,224	537,466	487,819	480,023
Interest-bearing:
Transaction	529,862	537,156	535,791	519,544	502,787
Savings	41,380	41,802	42,088	37,471	36,127
Time	281,426	285,890	290,706	295,798	303,074
Total interest-bearing	852,668	864,848	868,585	852,813	841,988
Total Bank of Albuquerque	1,373,453	1,373,072	1,406,051	1,340,632	1,322,011

Bank of Arkansas:
Demand	25,397	19,731	31,002	35,996	35,075
Interest-bearing:
Transaction	290,728	284,349	253,691	158,115	234,063
Savings	1,573	1,712	1,677	1,936	2,222
Time	26,203	28,220	28,277	28,520	38,811
Total interest-bearing	318,504	314,281	283,645	188,571	275,096
Total Bank of Arkansas	343,901	334,012	314,647	224,567	310,171

Colorado State Bank & Trust:
Demand	430,675	403,491	412,532	445,755	422,044
Interest-bearing:
Transaction	655,206	601,741	604,665	631,874	571,807
Savings	31,398	31,285	31,524	29,811	29,768
Time	320,279	322,432	340,006	353,998	372,401
Total interest-bearing	1,006,883	955,458	976,195	1,015,683	973,976
Total Colorado State Bank & Trust	1,437,558	1,358,949	1,388,727	1,461,438	1,396,020

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014
Bank of Arizona:
Demand	306,425	352,024	271,091	369,115	279,811
Interest-bearing:
Transaction	293,319	298,073	295,480	347,214	336,584
Savings	4,121	2,726	2,900	2,545	3,718
Time	26,750	28,165	28,086	36,680	38,842
Total interest-bearing	324,190	328,964	326,466	386,439	379,144
Total Bank of Arizona	630,615	680,988	597,557	755,554	658,955

Bank of Kansas City:
Demand	234,847	239,609	263,920	259,121	268,903
Interest-bearing:
Transaction	150,253	139,260	157,044	273,999	128,039
Savings	1,570	1,580	1,618	1,274	1,315
Time	36,630	42,262	45,082	45,210	48,785
Total interest-bearing	188,453	183,102	203,744	320,483	178,139
Total Bank of Kansas City	423,300	422,711	467,664	579,604	447,042

TOTAL BOK FINANCIAL	$20,619,443	$21,059,729	$21,153,347	$21,140,859	$20,289,056

NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014

TAX-EQUIVALENT ASSETS YIELDS
Interest-bearing cash and cash equivalents	0.28%	0.25%	0.27%	0.28%	0.20%
Trading securities	2.70%	1.85%	2.55%	2.48%	2.67%
Investment securities:
Taxable	5.49%	5.49%	5.51%	5.68%	5.66%
Tax-exempt	1.54%	1.56%	1.56%	1.56%	1.56%
Total investment securities	3.04%	3.05%	3.04%	3.11%	3.03%
Available for sale securities:
Taxable	1.99%	1.92%	1.95%	1.97%	1.94%
Tax-exempt	4.15%	4.21%	4.40%	4.23%	3.14%
Total available for sale securities	2.01%	1.94%	1.98%	1.99%	1.95%
Fair value option securities	2.30%	2.17%	2.28%	2.18%	2.05%
Restricted equity securities	5.95%	5.82%	5.79%	5.77%	5.99%
Residential mortgage loans held for sale	3.79%	3.37%	3.41%	3.87%	3.79%
Loans	3.54%	3.65%	3.59%	3.73%	3.78%
Allowance for loan losses
Loans, net of allowance	3.59%	3.70%	3.64%	3.78%	3.83%
Total tax-equivalent yield on earning assets	2.83%	2.84%	2.80%	2.86%	2.93%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	0.08%	0.09%	0.10%	0.09%	0.10%
Savings	0.10%	0.11%	0.10%	0.11%	0.12%
Time	1.33%	1.36%	1.46%	1.47%	1.56%
Total interest-bearing deposits	0.34%	0.35%	0.37%	0.38%	0.41%
Funds purchased	0.08%	0.08%	0.09%	0.08%	0.07%
Repurchase agreements	0.03%	0.03%	0.04%	0.04%	0.05%
Other borrowings	0.30%	0.31%	0.32%	0.32%	0.34%
Subordinated debt	1.04%	2.21%	2.52%	2.50%	2.46%
Total cost of interest-bearing liabilities	0.32%	0.35%	0.38%	0.39%	0.41%
Tax-equivalent net interest revenue spread	2.51%	2.49%	2.42%	2.47%	2.52%
Effect of noninterest-bearing funding sources and other	0.10%	0.12%	0.13%	0.14%	0.15%
Tax-equivalent net interest margin	2.61%	2.61%	2.55%	2.61%	2.67%

Yield calculations are shown on a tax equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014
Nonperforming assets:
Nonaccruing loans:
Commercial	$33,798	$24,233	$13,880	$13,527	$16,404
Commercial real estate	10,956	20,139	19,902	18,557	30,660
Residential mortgage	44,099	45,969	46,487	48,121	48,907
Personal	494	550	464	566	580
Total nonaccruing loans	89,347	90,891	80,733	80,771	96,551
Accruing renegotiated loans guaranteed by U.S. government agencies	81,598	82,368	80,287	73,985	70,459
Real estate and other repossessed assets:
Guaranteed by U.S. government agencies[2]	—	—	—	49,898	46,809
Other	33,116	35,499	45,551	51,963	51,062
Total real estate and other repossessed assets	33,116	35,499	45,551	101,861	97,871
Total nonperforming assets	$204,061	$208,758	$206,571	$256,617	$264,881
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$118,578	$122,673	$123,028	$129,022	$143,778

Nonaccruing loans by loan class:
Commercial:
Energy	$17,880	$6,841	$1,875	$1,416	$1,508
Services	10,692	10,944	4,744	5,201	3,584
Wholesale / retail	3,058	4,166	4,401	4,149	5,502
Manufacturing	352	379	417	450	3,482
Healthcare	1,218	1,278	1,558	1,380	1,417
Other commercial and industrial	598	625	885	931	911
Total commercial	33,798	24,233	13,880	13,527	16,404
Commercial real estate:
Residential construction and land development	4,748	9,367	9,598	5,299	14,634
Retail	1,648	3,826	3,857	3,926	4,009
Office	684	2,360	2,410	3,420	3,499
Multifamily	185	195	—	—	—
Industrial	76	76	76	—	—
Other commercial real estate	3,615	4,315	3,961	5,912	8,518
Total commercial real estate	10,956	20,139	19,902	18,557	30,660
Residential mortgage:
Permanent mortgage	30,660	32,187	33,365	34,845	35,137
Permanent mortgage guaranteed by U.S. government agencies	3,885	3,717	3,256	3,712	3,835
Home equity	9,554	10,065	9,866	9,564	9,935
Total residential mortgage	44,099	45,969	46,487	48,121	48,907
Personal	494	550	464	566	580
Total nonaccruing loans	$89,347	$90,891	$80,733	$80,771	$96,551

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014

Performing loans 90 days past due[1]	$101	$99	$523	$125	$25

Gross charge-offs	$(5,274)	$(2,877)	$(2,169)	$(7,224)	$(2,638)
Recoveries	3,521	2,206	10,523	5,036	3,114
Net recoveries (charge-offs)	$(1,753)	$(671)	$8,354	$(2,188)	$476

Provision for credit losses	$7,500	$4,000	$—	$—	$—

Allowance for loan losses to period end loans	1.33%	1.33%	1.35%	1.33%	1.40%
Combined allowance for credit losses to period end loans	1.35%	1.34%	1.35%	1.34%	1.41%
Nonperforming assets to period end loans and repossessed assets	1.33%	1.38%	1.40%	1.79%	1.92%
Net charge-offs (annualized) to average loans	0.05%	0.02%	(0.23)%	0.06%	(0.01)%
Allowance for loan losses to nonaccruing loans	228.45%	221.24%	244.86%	234.06%	198.08%
Combined allowance for credit losses to nonaccruing loans	232.48%	222.21%	246.05%	235.59%	199.35%

[1]	Excludes residential mortgage loans guaranteed by agencies of the U.S. government.

[2]
Approximately $50 million was reclassified from Real estate and other repossessed assets to Receivables on the balance sheet on January 1, 2015 with the adoption of Financial Accounting Standards Board Update No. 2014-14, Classification of Certain Government-Guaranteed Mortgage Loans Upon Foreclosure ("ASU 2014-14"). Upon foreclosure of loans for which the loan balance is expected to be recovered from the guarantee by a U.S. government agency, the loan balance will be directly reclassified to other receivables without including such foreclosed assets in real estate and other repossessed assets.